Exhibit 99.2
FOR IMMEDIATE RELEASE
CONTACTS:
Ann Parker
Director of Corporate Communications
LodgeNet Entertainment Corporation
605-988-1000
communications@lodgenet.com
LODGENET PRESENTS AT UBS 33RD ANNUAL MEDIA WEEK CONFERENCE
Company Reaffirms Guidance and Discusses Recent Starwood Transaction

     New York, NY — December 6, 2005 — LodgeNet Entertainment Corporation (NASDAQ: LNET), the world’s largest provider of interactive television and broadband solutions to hotels, reaffirmed its year-end 2005 financial guidance and discussed other recent developments today during a presentation at the UBS 33rd Annual Media Week conference in New York.
     LodgeNet President and CEO Scott C. Petersen addressed the recently completed alliance with Starwood Hotels & Resorts. The agreement names LodgeNet the sole preferred provider for interactive television services for its Westin, W, Sheraton and Four Points by Sheraton brands located in the United States, Canada, Puerto Rico and the U.S. Virgin Islands.
     Petersen also discussed LodgeNet’s growing healthcare business. He said the Company has signed an additional two contracts in December, bringing the total number of healthcare facilities under contract to seven.
     With regard to financial results for the calendar year 2005, LodgeNet continues to expect revenue in the range of $274.0 million to $277.0 million and operating income from $22.0 million to $24.0 million. Operating income exclusive of depreciation and amortization is expected to be $92.0 million to $94.0 million. Net loss is expected to be $(8.0) million to $(6.0) million or a loss per share of $(0.44) to $(0.33).
About LodgeNet
     LodgeNet Entertainment Corporation (www.lodgenet.com) is the world’s largest provider of interactive television and broadband solutions to hotels, including resort and casino hotels, throughout the United States and Canada as well as select international markets. These services include on-demand movies, music and music videos, on-demand videogames, Internet on television, and television on-demand programming, as well as high-speed Internet access, all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million interactive guest pay rooms and serves more than 6,000 hotel properties worldwide. LodgeNet estimates that approximately 275 million travelers annually have access to LodgeNet’s interactive television systems. LodgeNet is listed on NASDAQ and trades under the symbol LNET.
Forward-Looking Statement
     Certain statements in this Press Release constitute “forward-looking statements.” When used in this Press Release, the words “expects,” “intends,” “anticipates,” “estimates,” “believes,” “no assurance” and similar expressions and statements which are made in the future tense, are intended to identify such forward-looking statements. Such “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, are subject to risks, uncertainties, and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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In addition to the risks and uncertainties discussed elsewhere in this Press Release, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, competition, demand for our product and services, programming availability and quality, technological developments, developmental difficulties and delays, relationships with clients and property owners, the availability of capital to finance growth, the impact of government regulations, international crises, acts of terrorism, public health issues, risks related to the security of our data systems, and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Press Release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
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